Salomon Brothers Inc

In consideration of your accepting one or more accounts of the undersigned (whether designated by name, number or otherwise) and your agreeing to act as brokers for the undersigned in the purchase or sale of securities, options on securities and futures, the undersigned agrees as follows:

1. All transactions under this agreement shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, where the transactions are executed by you or your agents, and, where applicable, to the provisions of the Securities Exchange Act of 1934, the Commodities Exchange Act, and present and future acts amendatory thereof and supplemental thereto, and the rules and regulations of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System and of the Commodity Futures Trading Commission as applicable.

2. Whenever any statue shall be enacted which shall affect in any manner or be inconsistent with any of the provisions hereof, or whenever any rule or regulation shall be prescribed or promulgated by securities exchanges or commodity contract markets, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or the Commodity Futures Trading Commission which shall affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this agreement so affected shall be deemed modified or superseded, as the case may be, by such statute, rule or regulation and all other provisions of this agreement and the provisions as so modified or superseded shall in all respects continue to be in full force and effect.

3. Except as herein otherwise expressly provided, no provision of this agreement shall in any respect be waived, altered, modified or amended unless such waiver, alteration, modification or amendment is committed in writing and signed by a member of your organization.

4. All monies, securities, commodities or other property which you may at any time be carrying for the undersigned or which may at any time be in your possession for any purpose, including safekeeping, shall be subject to a security interest or a general lien for the discharge of all obligations of the undersigned to you, irrespective of whether or not you have made advances in connection with such securities, options, commodity futures or other property, and irrespective of the number of accounts the undersigned may have with you.

5. All securities and commodities or any other property, now or hereafter held by you, or carried by you for the undersigned (either individually or jointly with others) or for any affiliate of the undersigned, or deposited to secure the same, may from time to time without notice to the undersigned or any affiliate of the undersigned, be carried in your general loans and may be pledged, repledged, hypothecated or rehypothecated, separately or in common with other securities, options, commodity futures or any other property, for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities or commodities.

6. Debit balances of the accounts of the undersigned shall be charged with interest, in accordance with your usual custom, and with any increases in rates caused by money market conditions, and with such other charges as you may make to cover your facilities and extra services. Although calculated daily, interest expenses is charges to the account(s) monthly. Unless each monthly interest expense is paid immediately, the accounts(s) will be charged with interest on interest (that is, compound interest) pursuant to terms of the accompanying Truth-In-Lending Statement.

7. You are hereby authorized, in your discretion, should the undersigned die or be adjudicated incompetent or should you for any reason whatsoever deem it necessary for your protection, to sell any or all of the securities, options, commodity futures or other property which may be in your possession, or which you may be carrying for the undersigned or for any affiliate of the undersigned (either individually or jointly with others), or to buy in any securities, options, commodity futures or other property of which the account or accounts of the undersigned or affiliate of the undersigned may be short, or cancel any outstanding orders in order to close out the account or accounts of the undersigned or any affiliate of the undersigned in whole or in part or in order to close out any commitment made on behalf of the undersigned or any affiliate of the undersigned. Such sale, purchase or cancellation may be made according to your judgement and may be made, at your discretion, on the exchange or other market where such business is then usually transacted, or at public auction or at private sale, without advertising the same and without notice to the undersigned or any affiliate of the undersigned or to the personal representatives of the undersigned or any affiliate of the undersigned, and without prior tender, demand or call of any kind upon the undersigned or any affiliate of the undersigned or upon the personal representatives of the undersigned or any affiliate of the undersigned, and you may purchase the whole or any part thereof free from any right of redemption, and undersigned and any affiliate of the undersigned shall remain liable for the deficiency; it being understood that a prior tender demand or call of any kind from you, or prior notice from you, of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy any securities and/or options and/or options and/or commodity futures or other property held by you, or owed you by the undersigned or any affiliate of the undersigned, at any time as herein before provided.

8. The undersigned will at all times maintain margins for said accounts, as required by you and will upon your demand, discharge its obligations to you, or, in the event of a closing of any account of the undersigned or any affiliate of the undersigned in whole or in part to pay you the deficiency, if any, and no oral agreement or instructions to the contrary shall be recognized or enforceable.

9. In case of the sale of any security, option, commodity futures, or other property by you at the direction of the undersigned and your inability to deliver the same to the purchaser by reason of failure of the undersigned to supply you therewith, then and in such event, the undersigned authorizes you to borrow any security, commodity, or other property necessary to make delivery thereof, and the undersigned hereby agrees to be responsible for any loss which you may sustain thereby and any premiums which you may be required to pay thereon, and for any loss which you may sustain by reason of your inability to borrow the security, commodity, or other property sold.

10. At any time and from time to time, in your discretion, you may without notice to the undersigned apply and/or transfer any or all monies, securities, options, commodities and/or other property of the undersigned interchangeably between any accounts of the undersigned (other than from Regulated Commodity Accounts).

11. The undersigned agrees to provide financial information requested by you and the undersigned understands that an investigation may be conducted pertaining to its credit standing and to its business.

12. It is understood and agreed that the undersigned, when placing with you any sell order for short account, will designate it as such and hereby authorizes you to mark such order as being "short", and when placing with you any order for long account, will designate it as such and hereby authorizes you to mark such order as being "long." Any sell order which the undersigned shall designate as being for long account as above provided, is for securities then owned by the undersigned and, if such securities are not then deliverable by you from any account of the undersigned, the placing of such order shall constitute a representation by the undersigned that it is impracticable for him then to deliver such securities to you but that he will deliver them as soon as it is possible for him to do so without undue inconvenience or expense.

13. In all transactions between you and the undersigned, the undersigned understands that you are acting as the brokers of the undersigned, except when you disclose to the undersigned in writing at or before the completion of a particular transaction that you are acting, with respect to such transaction, as dealers for your own account or as brokers for some other person.

14. Reports of the execution of orders and statements of the accounts of the undersigned shall be conclusive if not objected to in writing, the former within two days, and the latter within ten days, after forwarding by you to the undersigned by mail or otherwise.

15. Communications may be sent to the undersigned at the address of the undersigned given below, or at such other address as the undersigned may hereafter give to you in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

16. This agreement and its enforcement shall be governed by laws of the State of New York and its provisions shall be continuous; shall cover individually and collectively all accounts which the undersigned may open or reopen with you, and shall enure to the benefit of your present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever, and of the assigns of your present organization or any successor organization, and shall be binding upon the undersigned, and/or the estate, executors, administrators and assigns of the undersigned.


17. The undersigned, if an individual, represents that the undersigned is of full age, the undersigned is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, options, commodity futures, bills of exchange, acceptances or other forms of commercial paper. The undersigned further represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you.

     18.  The undersigned hereby represents and warrants to you that:

          (a) it is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was chartered or organized, and has the corporate power and authority to own its properties and conduct its business as currently conducted;

          (b) it acquired (as such term is used in Rule 144 under the Securities Act of 1933) the Pledged Shares (as such term is defined in the Secured Promissory Note of the undersigned of even date herewith (the "Note")) in 1991 and has been the sole holder of record and beneficial owner of such shares since the acquisition;

          (c) it is the sole holder of record and beneficial owner of the Pledged Shares free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other encumbrance of any kind or nature whatsoever thereon or affecting the title thereto:

          (d) it has the right and all requisite corporate authority to pledge, assign, grant a security interest in, transfer and deliver the Pledged Shares as provided herein and in the Note;

          (e) each of this Agreement and the Note have been duly authorized, executed and delivered by the undersigned and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms; and

          (f) neither the consummation by the undersigned of any of the transactions contemplated herein or in the Note nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default under, any law applicable to the undersigned, or the charter or by-laws of the undersigned, or the terms of any indenture or other material agreement or instrument to which the undersigned is a party or bound, or any judgment, order or decree applicable to the undersigned of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the undersigned.


Customer Name:    Tremont  Corporation

   6/26/95     By: /s/ Robert E. Musgraves, Vice President
   (Date)                 (Signature)


                             CUSTOMER'S LOAN CONSENT

Until you receive notice of revocation from the undersigned, you are hereby authorized to lend, to yourselves or to others, any securities held by you on margin for the account of, or under the control of, the undersigned.


Customer Name:    Tremont  Corporation

   6/26/95     By: /s/ Robert E. Musgraves, Vice President
   (Date)                 (Signature)